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                                                                 EXHIBIT (11)(f)

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion of Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of Eaton Vance Worldwide Developing Resources Fund (the "Fund") of our report dated March 18, 1997, relating to Worldwide Developing Resources Portfolio appearing in the Fund's Statement of Additional Information which is part of such Registration Statement.

    We also consent to the reference to our Firm under the caption "Independent Certified Public Accountants" in the Fund's Statement of Additional Information of the Registration Statement.

                                    /s/ DELOITTE & TOUCHE
                                        --------------------------------------
                                        DELOITTE & TOUCHE
August 22, 1997
Grand Cayman, Cayman Islands
British West Indies